EXHIBIT 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Expiry of Hart-Scott-Rodino waiting period for JUVISTA® (human TGFβ3)

Basingstoke, UK and Philadelphia, US – August 15, 2007– Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ), the global specialty biopharmaceutical company, announces that the waiting period under Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to its exclusive license of JUVISTA® (human TGFβ3) from Renovo Group plc (LSE: RNVO) expired on August 10, 2007.  In accordance with its terms, the License Agreement became effective on August 15, 2007.

JUVISTA is a novel biopharmaceutical investigational drug and when injected at the time of surgery has been shown in clinical trials to markedly improve subsequent scar appearance in the skin.

Under the terms of the agreement, Shire has the exclusive right to commercialize JUVISTA worldwide, with the exception of EU member states.  Shire’s financial obligations under the agreement are geared to JUVISTA’s successful development and commercialization.  Shire will now pay Renovo US$75 million upfront (expensed during the third quarter as R&D for US GAAP purposes) and in addition, Shire will make an equity investment in Renovo of US$50 million (at a subscription price of £2 per share, which represents approximately 6.5% of Renovo’s share capital immediately after the issue).

On the FDA’s acceptance of filing of JUVISTA’s biologics license application, Shire will pay US$25 million and on FDA approval, between US$50 and US$150 million depending on the characteristics of the approved product labelling.  Shire will also pay Renovo royalties on sales of JUVISTA and milestone payments of up to US$525 million on the achievement of very significant sales targets.

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Eric Rojas (North America)	+1 484 595 8252

Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Registered in England 2883758  Registered Office as above

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases.  The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions.  Shire believes that a carefully selected portfolio of products with a strategically aligned and relatively small-scale sales force will deliver strong results.

Shire’s focused strategy is to develop and market products for specialty physicians.  Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to the impact of those on Shire’s Attention Deficit and Hyperactivity Disorder (“ADHD”) franchise; patents, including but not limited to, legal challenges relating to Shire’s ADHD franchise; government regulation and approval, including but not limited to the expected product approval date of INTUNIV™ (guanfacine) extended release (ADHD); Shire’s ability to secure new products for commercialization and/or development; Shire’s ability to benefit from its acquisition of New River Pharmaceuticals Inc.; the successful development of JUVISTA® (human TGFβ3) and other risks and uncertainties detailed from time to time in Shire plc’s filings with the Securities and Exchange Commission, particularly Shire plc’s Annual Report on Form 10-K for the year ended December 31, 2006.

Registered in England 2883758  Registered Office as above